CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 28, 1995, which appears on page F-2 of Royce Laboratories, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

         /s/  Price Waterhouse LLP
         -------------------------
         PRICE WATERHOUSE LLP
         Miami, Florida

         October 10, 1995